CUSIP No.  444128102                                       Page 13 of 14 Pages


                                                                    Exhibit 1

            Name, business address and present principal occupation
                    of the directors and executive officers
                           of Cohoes Bancorp, Inc.

Directors
---------
     The business address of each director of Cohoes Bancorp, Inc. is c/o Cohoes Bancorp, Inc., 75 Remsen Street, Cohoes, New York 12047

Duncan S. MacAffer
Chairman of the Board

Harry L. Robinson
President and Chief Executive Officer

Arthur E. Bowen
President and Funeral Director
Bowen Funeral Home, Inc.

Peter G. Casabonne
Managing Partner
Fuller Realty, Inc.

Michael L. Crotty
President
Capitol Equipment, Inc.

Chester C. DeLaMater
Retired

Frederick G. Field, Jr.
Retired

J. Timothy O'Hearn
President
Century House, Inc.

R. Douglas Paton
Retired

Walter H. Speidel
Retired

Donald A. Wilson
President
Wilson & Stark, CPA, PC


CUSIP No.  444128102                                       Page 14 of 14 Pages


Executive Officers who are not Directors
----------------------------------------
     The business address of each executive officer of Cohoes Bancorp, Inc. who is not a director is c/o Cohoes Bancorp, Inc., 75 Remsen Street, Cohoes, New York 12047.

Richard A. Ahl
Executive Vice President, Secretary and
  Chief Financial Officer

Albert J. Picchi
Senior Vice President